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                                                            EXHIBIT 11




                                  CONSENT OF COUNSEL

                           AIM SPECIAL OPPORTUNITIES FUNDS



          We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Counsel" in the Prospectus of AIM Special Opportunities Funds (the "Trust") relating to AIM Small Cap Opportunities Fund (the "Fund") and under the caption "Miscellaneous Information
- Legal Matters" in the Statement of Additional Information of the Trust relating to the Fund, which are included in the Registration Statement of the Trust on Form N-1A being filed under the Securities Act of 1933 and under the Investment Company Act of 1940.



                              /s/ Ballard Spahr Andrews & Ingersoll, LLP
                              ------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
March 11, 1998